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                                                               EXHIBIT (10)(ppp)


                           TWENTY-SECOND AMENDMENT TO
                       THE REYNOLDS AND REYNOLDS COMPANY
                    TAX DEFERRED SAVING AND PROTECTION PLAN
                    ---------------------------------------


         The Reynolds and Reynolds Company hereby amends The Reynolds and Reynolds Company Tax Deferred Savings and Protection Plan, as follows:

         Effective as of the close of business on September 30, 1994, the Plan is amended by adding at the end thereof a new Article 20 to provide as follows:


                                   ARTICLE 20
                                   ----------
                          Merger into the Plan of the
                      MCS-ONE TOUCH 401(K) RETIREMENT PLAN
                      ------------------------------------

         SECTION 20.1. MERGER. Effective as of the close of business on September 30, 1994, the MCS-One Touch 401(k) Retirement Plan (the "MCS Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the MCS Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust Fund. On and after October 1, 1994, except as otherwise expressly provided in this Article 20, the general provisions of the Plan shall govern with respect to the interests under the MCS Plan of all persons, to the extend not inconsistent with any provision of the MCS Plan that may not be eliminated under Section 411(d) (6) of the Code.

         SECTION 20.2. ACCOUNTS. As of September 30, 1994, separate Accounts shall be established in accordance with the provisions of Section 5.1 in the name of each person who as of the close of business on September 30, 1994, was a participant or beneficiary with an interest under the MCS Plan. In addition to any credits or debits to the Accounts of the persons described in the immediately preceding sentence on or after October 1, 1994, in accordance with the Plan's general provisions, as of the date the assets of the trust fund for the MCS Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Account the value of such person's prior Account of the corresponding type under the MCS Plan as certified to the Committee by the plan administrator of the MCS Plan. Such Accounts shall be invested under the Investment Options in accordance with Article 9 and any rules, regulations and procedures established by the Committee regarding the investment of such Accounts.

         SECTION 20.3. OVERRIDING PROVISIONS. The provisions of this Article 20 shall apply notwithstanding any other provisions hereof to the contrary, except the provisions of Section 11.3.

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         IN WITNESS WHEREOF, The Reynolds and Reynolds Company has caused this
Amendment to be executed by its duly authorized officer on this 19th day of September, 1994.


ATTEST:                                        THE REYNOLDS AND REYNOLDS COMPANY



/s/ Craig L. Currier                            By:/s/ T.J. Momchilov
- - -------------------------                          -----------------------
                                                   Title:
                                                VP Corporate Human Resources

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